HAM,
LANGSTON &
BREZINA, L.L.P.
Certified Public Accountants
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                                        Consent of Independent Accountants



To the Stockholders and Directors
Endovasc Ltd., Inc.


We consent to the inclusion in this registration statement on Form SB-2 of our report, dated September 2, 1999, on our audit of the financial statements of Endovasc Ltd., Inc. for the period from inception, June 10, 1996, to June 30, 1999. We also consent to the reference to our firm under the caption "Experts".


                                             /s/ Ham, Langston & Brezina, L.L.P.


Houston, Texas
June 30, 2000